UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

LUXEYARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168066	30-0473898
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8884 Venice Boulevard Los Angeles, CA	90034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 488-3574

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.03	Bankruptcy or Receivership.

On December 27, 2012, an Involuntary Petition for bankruptcy, entitled In re Luxeyard, Inc. (Case No. 12-bk-51986-BR), was filed against LuxeYard, Inc. (the “Company”) by three creditors of the Company. The petition was filed in the United States Bankruptcy Court, Central District of California. The date that jurisdiction was assumed was December 27, 2012. The Petitioners have claimed that they have debts totaling $66,220.20.

The Company believes that the Petitioners’ claims are without merit, fraudulent and unsubstantiated , brought in bad faith by friends and business associates of our previous CEO, Mr. Braden Richter, who was terminated for cause. The Company intends to aggressively contest the involuntary bankruptcy petition and will pursue all available grounds for dismissal.

The Company had filed suit against Defendant Kevan Casey and his associates for manipulation of the Company’s stock price. The Company has strong evidence showing that some of these defendants were working and continue to work with Mr. Richter. Mr. Richter was terminated for cause on October 23, 2012 stemming from this conspiracy and other violations of his duties as CEO. Subsequently, the Board of Director’s investigation revealed that Mr. Richter had filed a personal Chapter 7 bankruptcy petition in 2006 and received a discharge of more than $80 million in debt in 2007. The investigation also revealed that Mr. Richter conspired with his wife, Victoria Richter, to defraud the Company. Mr. and Mrs. Richter, through their company, Jaxon International, LLC, received a $308,000 loan from the Company and refused to pay it back. The Company then filed suit against Mr. and Mrs. Richter on December 18, 2012 for fraud, breach of fiduciary duty, conspiracy, and conversion, among other causes of action, in Los Angeles Superior Court (case no. BC497730).

The involuntary petition was filed against the Company by a business associate of Mr. Richter, Mr. Philip Ison of Ison Furniture, LLC, who has falsified a $16,000 claim against the Company, and has included another of his associated companies, based overseas, which has no colorable claim against the Company. Mr. Richter and Mr. Ison engineered this petition despite Mr. Ison’s withholding from LuxeYard over $100,000 worth of the Company’s inventory which currently remains in his possession and that he is refusing to release.

The Company strongly believes this is an attempt by Mr. Richter, who has stated that he has a business affiliation with Mr. Casey and Mr. Ison, to harm the Company. LuxeYard has pending litigation against the aforementioned parties and is confident that it will prevail against these fraudulent attempts to ruin LuxeYard before its legitimate claims against Mr. Richter and related parties can be brought to light.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2013	LUXEYARD, INC.

	By:	/s/ Amir Mireskandari
Amir Mireskandari
Chief Executive Officer

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